EXHIBIT (8)(f)(1)

FORM OF AMENDMENT NO.6

PARTICIPATION AGREEMENT (FIDELITY VIP III)

AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly AUSA Life Insurance Company, Inc.), Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated August 31, 2000, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 10th day of January, 2008.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

VARIABLE INSURANCE PRODUCTS FUND III

By:	/s/ Kimberley Monasterio
Name:	Kimberley Monasterio
Title:	Treasurer – SVP

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name:	Bill Loehning
Title:	E.V.P.

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Products Funded by Separate Account
TFLIC Series Life Account (est. October 24, 1994)	TFLIC Financial Freedom Builder
TFLIC Freedom Elite Builder

TFLIC Freedom Wealth Protector

TFLIC Freedom Elite Builder II

Separate Account VA BNY (est. September 27, 1994)	Transamerica Landmark NY Variable Annuity

TFLIC Series Annuity Account (est. March 20, 2001)	TFLIC Freedom Premier

TFLIC Separate Account VNY (est. December 14, 2004)	Advisor’s Edge® NY Variable Annuity

Separate Account VA GNY (est. April 3, 2007)	Flexible Premium Variable Annuity - L (under the marketing name “Transamerica Ascent”)

TFLIC Separate Account C (est. November 4, 1994)	Marquee Variable Annuity

Separate Account VA WNY (est. August 31, 2004)	Flexible Premium Variable Annuity - H (under the marketing name “Transamerica Liberty NY”)

Separate Account VA YNY (est. September 13, 2007)	Flexible Premium Variable Annuity - N (under the marketing name “Transamerica Axiom NY”)